Exhibit 10.1

THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Third Amendment (this “Third Amendment”) to the Merger Agreement (as defined below) is made and entered into as of September 29, 2023, by and among (i) Digital World Acquisition Corp., a Delaware corporation (together with its successors, the “Purchaser”), (ii) DWAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) ARC Global Investments II, LLC, a Delaware limited liability company, in the capacity as the Purchaser Representative thereunder (the “Purchaser Representative”), (iv) the Company’s General Counsel, in the capacity as the Seller Representative thereunder (the “Seller Representative”), and (v) Trump Media & Technology Group Corp., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

RECITALS:

WHEREAS, the Parties have entered into that certain Agreement and Plan of Merger, dated as of October 20, 2021 (as amended by the First Amendment to the Agreement and Plan of Merger, dated as of May 11, 2022 and as further amended by the Second Amendment to the Agreement and Plan of Merger, dated as of August 9, 2023, the “Merger Agreement”);

WHEREAS, the Parties now desire to amend the Merger Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Merger Agreement, the Parties, intending to be legally bound, do hereby acknowledge and agree as follows:

1. Amendments to Merger Agreement.

(a)	Section 5.30 of the Merger Agreement is hereby amended by replacing “October 9, 2023” with “November 14, 2023”.

(b)	Section 8.1(j) of the Merger Agreement is hereby amended by deleting it in its entirety and replacing it with the following: “[Reserved]”.

(c)	Section 8.1(k) of the Merger Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“by the Purchaser if the board of directors of the Purchaser, following updated due diligence conducted pursuant to Section 5.27(a), no longer believes in good faith that the Merger and the transactions contemplated by this Agreement (as may be amended from time to time) are in the best interests of Purchaser or its stockholders; provided that such termination right may only be exercised from October 31, 2023 through November 21, 2023;”

(d)	Section 8.1(l) of the Merger Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“by the Company if the board of directors of the Company, following updated due diligence conducted pursuant to Section 5.27(b), no longer believes in good faith that the Merger and the transactions contemplated by this Agreement (as may be amended from time to time) are in the best interests of Company or its stockholders; provided that such termination right may only be exercised from October 31, 2023 through November 21, 2023;”

(e)	Section 8.1(m) of the Merger Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“by the Company if the Purchaser has not filed an amendment to the Registration Statement by November 14, 2023; provided that such termination right may only be exercised on or prior to November 21, 2023.”

(f)	Section 11.1 of the Merger Agreement is hereby amended by deleting the definition of Target Filing Date and replacing it with the following:

“Target Filing Date” means October 31, 2023.

(g)	Section 11.1 of the Merger Agreement is hereby amended by adding the following definition:

“Third Amendment” means the Third Amendment to Agreement and Plan of Merger dated as of September 29, 2023, by and among the Parties.

2. Understanding of the Parties. The Parties acknowledge and agree that certain undertakings contemplated by the Second Amendment, including, without limitation, the mutual provision and review of due diligence materials, must be completed to the mutual satisfaction of the Parties as a condition precedent to the filing of the amendment of the Registration Statement and for the avoidance of doubt, the Purchaser’s obligations to use reasonable best efforts to file such amendment shall be subject to the satisfactory completion of such undertakings.

3. Public Announcement. As soon as reasonably practicable, and in any event no later than the second (2nd) Business Day following the execution of this Third Amendment, the Parties shall mutually agree upon and, at a time when Nasdaq is closed, issue a mutual press release announcing the execution of this Third Amendment (the “Press Release”). Promptly after the issuance of the Press Release, the Purchaser shall file a current report on Form 8-K (the “Filing”) with the Press Release and a description of this Third Amendment as required by Federal Securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Company reviewing, commenting upon and approving such Filing in any event no later than the third (3rd) Business Day after the execution of this Third Amendment).

4. Miscellaneous. Except as expressly provided in this Third Amendment, all of the terms and provisions in the Merger Agreement and the Ancillary Documents are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This Third Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Merger Agreement or any Ancillary Document or any rights under either thereof, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Agreement in the Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Merger Agreement, as amended by this Third Amendment (or as the Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Agreement, as amended by this Third Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Merger Agreement is materially different from or inconsistent with any provision of this Third Amendment, the provision of this Third Amendment shall control, and the provision of the Merger Agreement shall, to the extent of such difference or inconsistency, be disregarded. Sections 10.1 through 10.10, 10.12 and 10.13 of the Merger Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this Third Amendment as if all references to the “Agreement” contained therein were instead references to this Third Amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each Party hereto has caused this Third Amendment to be signed and delivered as of the date first written above.

The Purchaser:

DIGITAL WORLD ACQUISITION CORP.

By:	/s/ Eric Swider
Name:	Eric Swider
Title:	Chief Executive Officer

The Purchaser Representative:

ARC GLOBAL INVESTMENTS II, LLC, solely in the capacity as the Purchaser Representative hereunder

By:	/s/ Patrick Orlando
Name:	Patrick Orlando
Title:	Authorized Signatory

Merger Sub:

DWAC MERGER SUB INC.

By:	/s/ Patrick Orlando
Name:	Patrick Orlando
Title:	President

The Company:

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

By:	/s/ Devin Nunes
Name:	Devin Nunes
Title:	Chief Executive Officer

The Seller Representative:

General Counsel of the Company, solely in the capacity as the Seller Representative hereunder

By:	/s/ Scott Glabe
Name:	Scott Glabe
Title:	General Counsel

[Signature Page to Third Amendment to Merger Agreement]